Exhibit 99.1

NEWS RELEASE

HECLA ANNOUNCES LUCKY FRIDAY UPDATE

FOR IMMEDIATE RELEASE

September 18, 2023

COEUR D’ALENE, IDAHO — Hecla Mining Company (NYSE:HL) announced an update regarding the Lucky Friday mine on the previously reported fire in the mine’s secondary egress, the #2 shaft.

The fire has been extinguished, normal ventilation has been established, and the workforce has been recalled. The Company is bringing the mine back into production by developing a new secondary egress to bypass the damaged portion of the shaft. The new egress will extend an existing ramp 1,600 feet and install a 290-foot-long manway raise.

It is anticipated this work will suspend production for the remainder of 2023. The mine has produced 3 million ounces of silver as of the end of July 2023. Currently, the Company does not expect a material change to 2024 consolidated silver production guidance. The Company has property insurance with an underground sub-limit of $50 million and believes this policy will cover most of the property damage and business interruption, less the deductible.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

Cautionary Statement Regarding Forward-Looking Statements, Including 2023 Outlook

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements may include, without limitation: (i) the Company plans to bring the mine back into production by developing a new secondary egress to bypass the damaged portion of the shaft; (ii) the new egress is expected to extend an existing ramp 1,600 feet and install a 290-foot-long manway raise; (iii) Currently, the Company does not expect a material change to 2024 consolidated silver production guidance, and (iv) the Company believes it has insurance coverage up to $50 million and expects to recover most of the property damage and business interruption resulting from the incident.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla.com	1

to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans, including with respect to the transition of Casa Berardi from an underground/open pit operation to an open pit only operation; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) there being no significant changes to Company plans for 2023 and beyond due to COVID-19 or any other public health issue, including, but not limited to with respect to availability of employees, vendors and equipment; (ix) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (x) counterparties performing their obligations under hedging instruments and put option contracts; (xi) sufficient workforce is available and trained to perform assigned tasks; (xii) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xiii) relations with interested parties, including First Nations and Native Americans, remain productive; (xiv) maintaining availability of water rights; (xv) factors do not arise that reduce available cash balances; and (xvi) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto.

In addition, material risks that could cause actual results to differ from forward-looking statements include, but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; (vi) conflict resolution and outcome of projects or oppositions; (vii) litigation, political, regulatory, labor and environmental risks, including with respect to obtaining or renewing permits; (viii) exploration risks and results, including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration; (ix) the failure of counterparties to perform their obligations under hedging instruments; (x) we take a material impairment charge on any of our assets; and (xi) inflation causes our costs to rise more than we currently expect. For a more detailed discussion of such risks and other factors, see the Company’s (i) 2022 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on February 17, 2023. The Company does not undertake any obligation to release publicly, revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

For further information, please contact:

Anvita M. Patil, Vice President – Investor Relations and Treasurer

Cheryl Turner, Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla.com	2